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                                                                    EXHIBIT 99.1



                Form of Proxy of First Macon Bank & Trust Company









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                                                                    SOLICITED BY
                                                                    THE BOARD OF
                                                                       DIRECTORS

                                     PROXY

                        FIRST MACON BANK & TRUST COMPANY
                        SPECIAL MEETING OF SHAREHOLDERS
                                           , 1998

    The undersigned hereby appoints Walter H. Bush, Edward P. Loomis, Jr. and Barney A. Smith, Jr., and either of them, or such other persons as the board of directors of First Macon Bank & Trust Company ("First Macon"), may designate, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of common stock of First Macon at the
special meeting of shareholders to be held on         , 1998, and at any and all
adjournments thereof.

1. To ratify, adopt, and approve the Agreement and Plan of Merger dated as of May 14, 1998, pursuant to which First Macon will be merged with and into Colonial Bank, a wholly owned subsidiary of The Colonial BancGroup, Inc.

   [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

2. In their discretion, to vote on such other matters as may properly come before the meeting and to vote upon matters incident to the conduct of the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST MACON AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS RESPECTING SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND TO VOTE UPON MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

                                                  Dated:                  , 1998
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                                                  Phone No:

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                                                  ------------------------------
                                                  (Signature of Shareholder)

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                                                  (Signature of Shareholder, if
                                                  more than one)

                                                  Please sign exactly as your
                                                  name appears on the envelope
                                                  in which this material was
                                                  mailed. If shares are held
                                                  jointly, each shareholder must
                                                  sign. Agents, executors,
                                                  administrators, guardians and
                                                  trustees must give full title
                                                  as such. Corporations should
                                                  sign by their president or
                                                  authorized officer.